Exhibit 11.1


                               UNITIL CORPORATION

                  Computation in Support of Earnings per Share




                                                                          Year Ended December 31,
                                                            ---------------------------------------
                                                                  2002         2001         2000
                                                            ---------------------------------------
                                                                              (000's omitted)

BASIC EARNINGS PER SHARE

Net Income before Extraordinary Item                            $  6,088     $  5,027     $  7,216

Extraordinary Item, net                                               ---      (3,937)        ----
                                                            ---------------------------------------

Net Income                                                         6,088        1,090        7,216
     Less: Dividend Requirements on Preferred Stock                  253          257          263
                                                            ---------------------------------------

Net Income Applicable to Common Stock                           $  5,835     $    833     $  6,953
                                                            ---------------------------------------

Average Number of Common Shares Outstanding                        4,744        4,744        4,723

                                                            ---------------------------------------

Basic Earnings per Average Common Shares Outstanding            $   1.23     $   0.18     $   1.47
                                                            ---------------------------------------

DILUTED EARNINGS PER SHARE

Net Income before Extraordinary Item                            $  6,088     $  5,027     $  7,216
Extraordinary Item, net                                               ---      (3,937)        ----
                                                            ---------------------------------------

Net Income                                                         6,088        1,090        7,216
     Less: Dividend Requirements on Preferred Stock                  253          257          263
                                                            ---------------------------------------

Net Income Applicable to Common Stock                           $  5,835     $    833     $  6,953
                                                            ---------------------------------------

Average Number of Common Shares Outstanding plus
     Assumed Options converted*                                    4,762        4,760        4,743

                                                            ---------------------------------------

Basic Earnings per Average Common Shares Outstanding            $   1.23     $   0.18     $   1.47
                                                            ---------------------------------------

* Assumes all options were converted to common shares per SFAS 128.